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                                                               EXHIBIT NO. 99.10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information for the fund below, in Post-Effective Amendment No. 80 to the Registration Statement (Form N-1A, No 2-14677) of Massachusetts Investors Growth Stock Fund.

We also consent to the incorporation by reference into the Statement of Additional Information of our report, dated January 18, 2007, with respect to the financial statements and financial highlights of Massachusetts Investors Growth Stock Fund included in the Annual Report to Shareholders for the fiscal year ended November 30, 2006.

                                                  ERNST & YOUNG LLP
                                                  -----------------
                                                  ERNST & YOUNG LLP


Boston, Massachusetts
January 24, 2007